EXHIBIT 99.1

Dot VN, Inc. Signs Memorandum of Understanding (MOU) with VNNIC to Support Testing of
Micro-Modular Data CenterTM in Hanoi

SAN DIEGO – July 14, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that it has entered into a memorandum of understanding (MOU) with the Vietnam Internet Network Information Center (VNNIC), (www.VNNIC.vn/english), to conduct a test of Elliptical Mobile Solutions’ (EMS), (www.ellipticalmedia.com), C3-S.P.E.A.R. Micro-Modular Data CenterTM equipment at VNNIC’s primary Internet data center in Hanoi, Vietnam.

According to the terms of the MOU, Dot VN and VNNIC will partner together to evaluate the performance of EMS’ data center infrastructure technology in a trial that is expected to initially last three months. The purpose of the test is to demonstrate the technology’s capabilities with the intention of building data centers in Vietnam and Asia based on EMS’ Micro-Modular Data CenterTM equipment. VNNIC will be responsible for providing the technical staff who will manage the testing and operation of the data center unit, while Dot VN will provide support to VNNIC as necessary in the implementation of the test. The test will showcase EMS’ C3-S.P.E.A.R. Micro-Modular Data CenterTM, a best of breed technology solution that provides substantial cost and energy savings with minimal upfront investment compared to similar data center technologies.

“We are extremely excited about the testing that will be performed in Hanoi over the next three months,” remarked Dot VN CEO Thomas Johnson. “EMS’ C3-S.P.E.A.R. Micro-Modular Data CenterTM is cutting edge technology that is both mobile and highly scalable. Given that both the cost and availability of electricity in Vietnam continues to be an ongoing challenge for sustained IT growth, we believe that the C3-S.P.E.A.R’s industry leading energy efficiency is the ideal solution to overcome this issue. Moreover, introducing the technology to Vietnam is in keeping with our commitment to deliver best of breed technology solutions to the people of Vietnam.”

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Dot VN is committed to keeping our shareholders informed of latest developments. To receive email alerts regarding press releases and invitations to events, please sign up by accessing the following link: http://bit.ly/DotVN-registration-form.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your “.vn” domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com

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